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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 22, 1999 relating to the financial statements and financial statement schedule of Spectra-Physics Lasers, Inc., which appear in Spectra-Physics Lasers, Inc. 's Annual Report on Form
10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP
San Jose, California
May 22, 2000